EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Princeton Media Group, Inc.
Palm Beach, Florida


We hereby consent to the incorporation by reference in the Registration Statement constituting a part of this Form S-8 of our report dated March 19, 1996, on our audit of the consolidated financial statements of Princeton Media Group, Inc. and Subsidiaries (formerly DeNovo Corporation and Subsidiaries) as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. Our report contains an explanatory paragraph regarding uncertainties related to the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


                                          /s/ Coopers & Lybrand
                                          Coopers & Lybrand
West Palm Beach, Florida
March 5, 1997